EXHIBIT 23.1

                                                      PRICEWATERHOUSECOOPERS LLP
                                                     1301 Avenue of the Americas
                                                        New York, NY  10019-6013
                                                      Telephone:  (212) 259-1000
                                                      Facsimile:  (212) 259-1301


                       CONSENT OF INDEPENDENT ACCOUNTANTS

                                   ----------

We consent to the incorporation by reference in the Prospectus Supplement of Centex Home Equity Corporation relating to Centex Home Equity Loan Trust 1998-4 of our report dated January 26, 1998 on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1997 and 1996, and for each of the three yeasrs in the period ended December 31, 1997. We also consent to the reference to our Firm under the caption "Experts".



                                        /S/ PRICEWATERHOUSECOOPERS LLP
                                        PricewaterhouseCoopers LLP


November 18, 1998